Exhibit 99.1

Cinedigm Reports Third Quarter Fiscal 2021 Earnings (Quarter Ending December 31, 2020)

Streaming Channel Revenues up 85% Year-Over-Year

Ad-supported Streaming Channel Revenues up 150% Year over Year

LOS ANGELES, February 22, 2021 -- Cinedigm Corp. (NASDAQ: CIDM) today announced its financial results for the three-month period ended December 31, 2020.

Key Financial Results:

●	Consolidated revenues were $10.0 million, with streaming channel revenues up 85% versus prior year quarter

●	Ad-supported streaming channel revenues increased 79% sequentially over the prior quarter and 150% over the prior year quarter.

●	Streaming digital content licensing and sales increased 34% year-over-year, driven by partners such as Amazon

●	Combined OTT Streaming and Digital revenues increased 58% versus prior year quarter and 36% sequentially over the prior quarter

●	Core Business (Base Distribution and OTT Streaming and Digital excluding corporate) Adjusted EBITDA for the three-month period ending December 31, 2020 increased $1.8 million to $1.3 million or 376% versus the three-month period ending December 31, 2019 and increased by $4.7 million or 138% versus the nine-month period ending December 31, 2019

●	Total debt was reduced by $25.7 million, or 51%, versus prior year, including conversion of $15 million of convertible notes to equity at $1.50 per share

Key Business Highlights During Third Quarter Fiscal 2021 (Quarter ended December 31, 2020)

●	Total streaming minutes in the quarter were 907 million, a new company record, and up 391% versus the prior year quarter

●	Total monthly ad-supported streaming channel viewers rose to 22.6 million, up 303% over the prior year quarter

●	Acquired The Film Detective, a leading streaming content company for classic film and television programming. The acquisition adds The Film Detective’s library, comprised of 3,000 content titles, an estimated 10,000 individual film and TV episodes and two streaming networks (The Film Detective and Lonestar channels) to Cinedigm’s expansive portfolio of streaming channels and content

●	Launched the popular The Bob Ross Channel on Viacom’s streaming television service, Pluto TV

●	Expanded streaming channel portfolio to 25 channels either launched or under contract versus nine channels a year ago

Key Business Highlights Subsequent to Quarter End:

Acquisitions:

●	Acquired Fandor®, the leading global independent film subscription streaming service with the largest collection of independent films, documentaries, and international features in the market and called “The Netflix for Indie Film” by The Wall Street Journal and “A streaming rabbit hole worth falling down” by The New York Times

●	Acquired Screambox®, a popular enthusiast streaming service targeting the highly lucrative horror genre, called “The Perfect Horror Streaming Alternative to Netflix” by Tech Times and named one of the best Streaming Services for 2021 by PC Mag

Business Development & Distribution:

●	Combined organic and acquisition growth increased total Cinedigm Streaming channel active subscribers to approx. 245,000, up 216% over the trailing twelve months

●	Launched three of the Company’s streaming channels, The Bob Ross Channel, CONtv Anime and MyTime Movie Network, on VIZIO SmartCast, the award-winning Smart TV platform available to millions of viewers. VIZIO, Inc., is the #1 American-based TV brand[1] and the #1 Sound Bar brand in America

●	Launched SO… REAL, a non-fiction streaming service from Liberty Global & Discovery’s All3Media joint venture, on the Roku® platform

●	Partnered with TCL, one of the world’s best-selling electronics brands, to include all of its streaming channels in TCL’s launch of a linear service on select TVs in North America

●	Chose Team Whistle, a global media and entertainment company that includes Whistle, Tiny Horse, New Form and Vertical Networks, as Agency of Record and exclusive direct ad sales agent for Cinedigm’s portfolio of ad-supported OTT networks

●	Launched The Bob Ross Channel, Dove Channel, FashionBox, and Whistle TV on Rockbot, the Google and Universal Music Group-backed out-of-home media streaming service with 20 million monthly viewers

Corporate Finance

●	Completed the sale of 5,600,000 shares of its Class A common stock at a purchase price of $1.25 per share in a registered direct offering to a single institutional investor

●	Eliminated all of the Company’s remaining second lien notes in exchange for common equity and cash, reducing remaining recourse debt to a less than $3 million balance on the low interest revolving credit facility with East West Bank

“Cinedigm had an extremely strong fiscal third quarter financially and every key streaming growth metric increased substantially, creating great momentum as we entered calendar year 2021 in tremendous shape,” said Chris McGurk, Cinedigm’s Chairman and CEO. “Our streaming business, where we are laser- focused on building out a portfolio of targeted enthusiast channels, is growing rapidly both organically and through our streaming roll-up acquisition strategy, which has delivered three key, accretive streaming assets in just the last three months in The Film Detective, Fandor and Screambox. We have significantly reduced our debt and have substantial cash reserves, which gives us the firepower to continue to rapidly execute this strategy in the face of limited competition because of our expansive global distribution footprint, huge library of digital content, infrastructure and market leading Matchpoint streaming technology. We are also pleased to have again registered positive and growing adjusted EBITDA in our core business at the same time as we are rapidly expanding the streaming business and investing behind that growth.”

[1]	Source: The NPD Group, Inc., U.S. Weekly Retail Tracking Service, LCD TV, Based on units, Jan. 6, 2019 – Nov. 30, 2019 combined.

Gary Loffredo, Chief Operating Officer and General Counsel, added, “Our efforts over the past year to reduce our debt and interest expense have resulted in a strong balance sheet and cash position that will enable Cinedigm to continue the growth of our core business and to execute on our roll-up acquisition strategy.  We eliminated all of our convertible notes and all of our Second Lien debt.  We have a strong cash position that will enable Cinedigm to take advantage of future accretive acquisitions.  We achieved that reduction in debt while simultaneously growing our core business EBITDA and investing behind our rapidly growing streaming business.”

“As demonstrated by the fantastic organic growth results we have achieved this year, our platform and technology give Cinedigm a clear competitive advantage in launching, operating and scaling streaming services profitably and efficiently,” said Erick Opeka, Chief Strategy Officer and President of Cinedigm Networks. “As the studios and tech giants spend tens of billions of dollars to compete for general entertainment audiences with Netflix, they are clearly ignoring large enthusiast verticals. At the same time, tens of millions of consumers around the globe are shifting their entertainment spend from cable to streaming. Amidst this perfect storm, we have a clear opportunity to leverage our unique platform and market position to build and acquire a compelling portfolio of enthusiast services catering to tens of millions of passionate fans. It is the perfect strategy at the ideal moment in history.”

Fiscal Third Quarter Financial Summary (comparing the three months ended December 31, 2020 to the three months ended December 31, 2019)

Revenue was $10.0 million, a decrease of 13.5% compared to $11.5 million in the prior year period, due to the expected decline in the legacy Cinema Equipment business and the negative impact of COVID-19 on theatrical revenues and temporary DVD warehousing and distribution center shutdowns due to COVID-19. This was partially offset by growth in streaming revenues. Advertising-based channel revenues increased 150% versus last year and 79% versus the prior quarter ending September 30, 2020.

The Company reported a consolidated net loss of $9.7 million for the third quarter of fiscal year 2021. Excluding the unrealized change in fair value of our equity investment in Starrise Media Holdings Limited, the operating net loss was $2.9 million, or $.02 per share, driven in large part by the loss of theatrical revenues in the legacy Cinema Equipment business due to COVID-19.

For the third quarter of fiscal year 2021, consolidated adjusted EBITDA was $0.9 million, compared to $2.7 million in the prior quarter period. This decrease was primarily due to the expected decline of our legacy Cinema Equipment business and the negative impact of COVID-19 on theatrical revenues and temporary DVD warehousing and distribution center shutdowns due to the impact of COVID-19.

As of December 31, 2020, the Company had cash and cash equivalents of $26.2 million compared to $14.3 million as of March 31, 2020, the end of our last fiscal year.

Total debt was reduced by $25.7 million, or 51%, versus December 31, 2019, compared to March 31, 2020 total debt was reduced by $23.7 million or 48.3%.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 3:00 pm PT / 6:00 pm ET on February 22, 2021.

To participate in the conference call, please dial 877-407-9124 or for international callers 201-689-8584 at least five minutes prior to the start of the call. No passcode is required. An audio webcast is available directly at the following link https://www.webcaster4.com/Webcast/Page/2478/40084 and will also be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call-in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available by dialing 877-481-4010 (U.S.) or (919) 882-2331 (International) and use passcode:  40084

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company’s management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company’s performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company’s performance because it believes that adjusted EBITDA more accurately reflects the Company’s results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company’s operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company’s management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company’s performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company’s performance because it believes that adjusted EBITDA more accurately reflects the Company’s results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company’s operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP income taxes that can affect cash flows.  The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

About Cinedigm

For more than twenty years, Cinedigm has led the digital transformation of the entertainment industry. Today, Cinedigm enables hundreds of millions of consumers around the globe to stream their passions by delivering enthusiast streaming channels and content to the world’s largest media, technology and retail companies.

Material Public Information Disclosure

Cinedigm uses its website, press releases, SEC filings, and various social media channels, including Twitter, LinkedIn, Facebook, StockTwits and the Company website as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts to these aforementioned dissemination channels could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on any of the channels identified above, as such information could be deemed to be material information.

[CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,’’ “intends,’’ “plans,’’ “could,” “might,” “believes,’’ “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310-466-5135

Tables Follow

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	December 31, 2020	March 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$26,207	$14,294
Accounts receivable, net	25,088	34,785
Inventory, net	223	582
Unbilled revenue	3,077	1,992
Prepaid and other current assets	7,390	9,409
Total current assets	61,985	61,062
Restricted cash	1,000	1,000
Equity investment in Starrise, a related party, at fair value	7,584	23,433
Property and equipment, net	4,241	7,967
Right-of-use assets	-	1,210
Intangible assets, net	8,039	6,924
Goodwill	8,701	8,701
Other long-term assets	139	143
Total assets	$91,689	$110,440
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$54,137	$77,085
Current portion of notes payable, including unamortized debt discount of $146 and $460 respectively (see Note 6)	11,890	37,249
Current portion of notes payable, non-recourse including unamortized debt discount of $— and $763, respectively (see Note 6)	11,153	11,442
Operating lease liabilities	117	593
Current portion of deferred revenue	1,336	1,645
Total current liabilities	78,633	128,014

Notes payable	2,153	—
Operating lease liabilities, noncurrent	17	684
Deferred revenue, net of current portion	4	919
Other long-term liabilities	-	110
Total liabilities	80,807	129,727
Commitments and contingencies (see Note 8)
Stockholders’ equity (deficit)
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at December 31, 2020 and March 31, 2020. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 200,000,000 and 150,000,000 shares authorized at December 31, 2020 and March 31, 2020, respectively; 155,487,934 and 63,251,429 shares issued and 154,174,098 and 61,937,593 shares outstanding at December 31, 2020 and March 31, 2020, respectively	153	62
Additional paid-in capital	487,418	400,784
Treasury stock, at cost; 1,313,836 Class A common shares at December 31, 2020 and March 31, 2020	(11,603)	(11,603)
Accumulated deficit	(467,214)	(410,904)
Accumulated other comprehensive (loss) income	(94)	92
Total stockholders’ equity (deficit) of Cinedigm Corp.	12,219	(18,010)
Deficit attributable to noncontrolling interest	(1,337)	(1,277)
Total equity (deficit)	10,882	(19,287)
Total liabilities and equity	$91,689	$110,440

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Revenues	$9,954	$11,512	$23,154	$31,556
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	4,385	5,726	11,394	13,425
Selling, general and administrative	5,361	2,997	15,369	13,834
(Recovery) provision for doubtful accounts	70	(5)	(123)	321

Depreciation and amortization of property and equipment	822	1,594	3,691	4,977
Amortization of intangible assets	597	589	1,778	2,178
Total operating expenses	11,235	10,901	32,109	34,735
(Loss) income operations	(1,281)	611	(8,955)	(3,179)
Interest expense, net	(948)	(1,618)	(3,432)	(5,713)
Loss on extinguishment of notes payable	(540)	—	(852)	—
Change in fair value of equity investment in Starrise, a related party	(6,751)	—	(42,377)	—
Other expense, net	(147)	(1,019)	(668)	(1,187)
Loss from operations before income taxes	(9,667)	(2,026)	(56,284)	(10,079)
Income tax benefit (expense)	—	(136)	181	(210)
Net loss	(9,667)	(2,162)	(56,103)	(10,289)
Net income (loss) attributable to noncontrolling interest	23	(7)	60	(8)
Net loss attributable to controlling interests	(9,644)	(2,169)	(56,043)	(10,297)
Preferred stock dividends	(89)	(89)	(267)	(267)
Net loss attributable to common stockholders	$(9,733)	$(2,258)	$(56,310)	$(10,564)
Net loss per Class A common stock attributable to common stockholders - basic and diluted:	$(0.07)	$(0.05)	$(0.49)	$(0.26)
Weighted average number of Class A common stock outstanding: basic and diluted	136,866,072	42,418,641	115,347,494	40,745,114

Adjusted EBIDTA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended December 31,
($ in thousands)	2020	2019
Net loss	$(9,667)	$(2,162)
Add Back:
Income tax expense	—	136
Depreciation and amortization of property and equipment	822	1,594
Amortization of intangible assets	597	589
Loss on extinguishment of notes payable	540	—
Interest expense, net	948	1,618
Changes in fair value on equity investment in Starrise	6,751	—
Other (income) expense, net	(66)	777
Stock-based compensation and expenses	960	178
Net income (loss) attributable to noncontrolling interest	23	(7)
Adjusted EBITDA	$908	$2,723

Adjustments related to the Cinema Equipment Business

Depreciation and amortization of property and equipment	$(706)	$(1,475)
Amortization of intangible assets	(8)	(11)
Other income and expense	(32)	—
Income (loss) from operations	691	(600)
Adjusted EBITDA from Content & Entertainment business and corporate segment	$885	$637

Adjusted EBITDA

	Nine Months Ended December 31,
($ in thousands)	2020	2019
Net loss	(56,103)	(10,289)
Add Back:
Income tax (benefit) expense	(181)	210
Depreciation and amortization of property and equipment	3,691	4,977
Amortization of intangible assets	1,778	2,178
Loss on extinguishment of notes payable	852	—
Interest expense, net	3,432	5,713
Changes in fair value on equity investment in Starrise	42,377	—
Other expense, net	1,539	1,536
Stock-based compensation	2,172	367
Net loss (income) attributable to noncontrolling interest	60	(8)
Adjusted EBITDA	$(383)	$4,684

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	(3,348)	(4,612)
Amortization of intangible assets	(23)	(34)
Stock-based compensation and expenses	—	7
Other income and expense	(32)	—
Income (loss) from operations	3,736	(2,650)
Adjusted EBITDA from Content & Entertainment business and corporate segment	$(50)	$(2,605)